SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 28, 2007
Date of Report
(Date of Earliest Event Reported)

 SONOSITE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-23791	91-1405022
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21919 30th Drive S.E., Bothell, Washington 98021-3904
(Address of Principal Executive Offices)   (Zip Code)

(425) 951-1200
(Registrant's Telephone Number, Including Area Code)

 None
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On November 28, 2007, the Nominating and Corporate Governance Committee of the Board of Directors of SonoSite, Inc. approved the amendment and restatement of its Rights Agreement, dated April 6, 1998, as amended, with Computershare Trust Company N.A., as Rights Agent. The effect of the amendment and restatement is to (a) extend the expiration date five years to April 5, 2013, (b) establish the purchase price for the rights to be $168.20, and (c) make certain other permitted amendments. The Amended and Restated Rights Agreement is filed as an exhibit hereto.

Item 3.03	Material Modifications to Rights of Security Holders.

The information included under Item 1.01 of this report is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

4.1	Amended and Restated Rights Agreement dated November 28, 2007 by and between SonoSite, Inc. and Computershare Trust Company N.A.
4.2	Form of Rights Certificate.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, SonoSite, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOSITE, INC.

Dated:	November 29, 2007	By:	/s/ MICHAEL J. SCHUH

Michael J. Schuh Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Rights Agreement dated November 28, 2007 by and between SonoSite, Inc. and Computershare Trust Company N.A.
4.2	Form of Rights Certificate.